ARTICLES OF AGREEMENT

This AGREEMENT is made on the 20 day of December 2004

BETWEEN

WINRAISE PRINTING AND PRINTING PAPER CO LIMITED

(hereinafter referred to as “the Contractor") of the one part;

AND

LUCKY CHANNEL INDUSTRIAL LIMITED (hereinafter referred to as

"the Sub-Contractor") of the other part;

Together referred to as the "Parties" and individually as a "Party".

WHEREAS:

A . The Contractor has entered into the Term Contract with customers for the printing items

B . The Sub-contractor having been afforded the opportunity to peruse the documents has agreed to execute the works in this Sub-contract in accordance with the terms and conditions hereunder.

NOW IT IS HEREBY AGREED:

1.Unless the context otherwise requires in construing the Agreement; expressions shall have the same meanings as those assigned to them in the Main Contract or in the General Conditions of Sub-contract.

2.Full payment should be settled within 60 days after work completion, all payments due from the Contractor to the Sub-contractor could be set-off against advance payments or materials paid by the Contractor.

IN WITNESS WHEREOF the Parties hereto have hereunder set their respective hands the day and year first above written.

For and on behalf of the Contractor

WINRAISE PRINTING AND PRINTING PAPER CO LIMITED

__________________

Name:

AND

For and on behalf of the Sub-contractor

LUCKY CHANNEL INDUSTRIAL LIMITED

__________________

Name: